UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

Nutrisystem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28551	23-3012204
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Fort Washington Executive Center 600 Office Center Drive Fort Washington, PA	19034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 215 706 5300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described below under Item 5.07 of this Current Report on Form 8-K, at the special meeting (the “Special Meeting”) of the stockholders of Nutrisystem, Inc. (the “Company”) held on September 5, 2012, the Company’s stockholders approved the Amended and Restated Nutrisystem, Inc. 2008 Long-Term Incentive Plan (the “Plan”). The Plan had previously been approved by the Company’s Board of Directors, subject to stockholder approval. A detailed description of the terms of the Plan is contained in the Company’s Proxy Statement on Schedule 14A for the Special Meeting under the caption “Proposal to Approve the Amended and Restated Nutrisystem, Inc. 2008 Long-Term Incentive Plan” and is incorporated herein by reference.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the Special Meeting, the following proposal was submitted by the Company’s Board of Directors to a vote of the Company’s stockholders and the final results of the voting on such proposal are noted below.

Proposal:	Approve the Amended and Restated Nutrisystem, Inc. 2008 Long-Term Incentive Plan

The stockholders approved the Plan as follows:

Votes For	Votes Against	Votes Abstained

11,705,526	6,218,330	25,982

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Nutrisystem, Inc. 2008 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2012

Nutrisystem, Inc.

By:	/s/ David D. Clark
Name:	David D. Clark
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Nutrisystem, Inc. 2008 Long-Term Incentive Plan